EXHIBIT 2
JOINT FILING AGREEMENT and POWER OF ATTORNEY
     Pursuant to Rule 13d-1(k), the undersigned hereby agree that the attached Schedule 13D (including any amendments thereto) is filed on behalf of each of them.
     Each of the undersigned hereby makes, constitutes, and appoints Alan R. Abrams and J. Andrew Abrams their true and lawful attorney-in-fact, with full power of substitution and resubstitution, for it in any and all capacities to execute and cause to be filed with the Securities and Exchange Commission any and all amendments to this Schedule 13D, together with exhibits to any such amendments and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or said attorney-in-fact’s substitute or substitutes may do or cause to be done by virtue hereof.

Date: July 1, 2011 ABRAMS PARTNERS, L.P. By: Abrams Management Company II, LLC, its General Partner
By:	/s/ Alan R. Abrams
Alan R. Abrams, a Member

By:	/s/ J. Andrew Abrams
J. Andrew Abrams, a Member

ABRAMS MANAGEMENT COMPANY II, LLC
By:	/s/ Alan R. Abrams
Alan R. Abrams, a Member

By:	/s/ J. Andrew Abrams
J. Andrew Abrams, a Member

/s/ Alan R. Abrams
Alan R. Abrams

/s/ J. Andrew Abrams
J. Andrew Abrams

/s/ Ann U. Abrams
Ann U. Abrams